Morgan Stanley Variable Investment Series -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Ebay Inc. 2.200% due
8/1/2019
Purchase/Trade Date:	  07/23/2014
Offering Price of Shares: $99.788
Total Amount of Offering: $1,150,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.017
Percentage of Fund's Total Assets: 0.51
Brokers:  Citigroup Global Markets Inc., J.P.
Morgan Securities LLC, Morgan Stanley & Co.
LLC, Wells Fargo Securities, Barclays Capital
Inc., Mitsubishi UFJ Securities (USA), BNP
Paribas Securities Corp., RBC Capital Markets,
BNY Mellon Capital Markets LLC, RBS
Securities Inc., Credit Suisse Securities (USA)
LLC, Standard Chartered Bank, HSBC
Securities (USA) Inc., The Williams Capital
Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Tyson Foods Inc.
2.650% due 8/15/2019
Purchase/Trade Date:	  08/05/2014
Offering Price of Shares: $99.934
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.025
Percentage of Fund's Total Assets: 0.64
Brokers:  Morgan Stanley & Co. LLC, J.P.
Morgan Securities LLC, HSBC Securities
(USA) Inc., Mizuho Securities USA Inc., Rabo
Securities USA Inc., U.S. Bancorp Investments,
Inc., Credit Agricole CIB, RBC Capital
Markets, Mitsubishi UFJ Securities (USA)
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all
other accounts advised by the adviser is less
than 25%: YES
The underwriting commission, spread and profit
is reasonable and fair compared to the
underwritings of similar securities: YES
* Muni issuers must also have an investment
grade rating from at least one NRSRO; or if less
than three years of continuous operations, must
have one of the three highest rating categories
from at least one NRSRO.
Securities Purchased:	 Synchrony Financial
3.000% due 8/15/2019
Purchase/Trade Date:	  08/06/2014
Offering Price of Shares: $99.764
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund:
0.027
Percentage of Fund's Total Assets: 0.77
Brokers:  Barclays Capital Inc., Merrill Lynch,
Citigroup Global Markets Inc., Credit Suisse
Securities (USA) LLC, Deutsche Bank
Securities, Goldman Sachs & Co., J.P. Morgan
Securities LLC, Morgan Stanley & Co. LLC,
BNP Paribas Securities Corp., RBC Capital
Markets, HSBC Securities (USA) Inc.,
Santander, Mizuho Securities, SMBC Nikko,
Mitsubishi UFJ Securities (USA), RBC Capital
Markets, Societe Generale, Banca IMI,
Commerzbank, Loop Capital Markets, BBVA,
Credit Agricole CIB, Mishcler Financial Group,
Inc., Blaylock Beal Van LLC, Fifth Third
Securities, Ramirez & Co., Inc., Castle-Oak
Securities, L.P., ING Financial Markets LLC,
Lebenthal Capital Markets, The Williams
Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 UBS AG (Stamford
Branch) 2.375% due 8/14/2019
Purchase/Trade Date:	  08/11/2014
Offering Price of Shares: $99.836
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund:
0.012
Percentage of Fund's Total Assets: 0.77
Brokers:  UBS Securities LLC, Citigroup
Global Markets Inc., Goldman Sachs & Co., JP
Morgan Securities LLC, Merrill Lynch, Morgan
Stanley & Co. LLC, Wells Fargo Securities,
ANZ Securities, BB&T Capital Markets, BNY
Mellon Capital Markets, Capital One Securities,
CIBC World Markets Corp., Desjardins
Securities, Inc., Fifth Third Securities, RBC
Capital Markets, Region Securities, Scotia
Capital (USA), Inc., SunTrust Robinson
Humphrey, Inc.
Purchased from:  UBS SW
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 WEA Finance LLC /
Westfield UK 2.700% due 9/17/2019
Purchase/Trade Date:	  09/10/2014
Offering Price of Shares: $99.800
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.016
Percentage of Fund's Total Assets: 0.53
Brokers:  Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Deutsche Bank
Securities, JP Morgan Securities, Merrill Lynch,
BBVA, BNP Paribas Securities Corp., Credit
Agricole CIB, HSBC Securities (USA) Inc.,
Morgan Stanley & Co. LLC, RBC Capital
Markets, RBS Securities Inc., Scotiabank,
SMBC Nikko, UBS Investment Bank
Purchased from:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thomson Reuters Corp.
1.650% due 9/29/2017
Purchase/Trade Date:	  09/22/2014
Offering Price of Shares: $99.828
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.13
Brokers:  Deutsche Bank Securities, HSBC
Securities (USA) Inc., Morgan Stanley & Co.
LLC, RBS Securities Inc., Barclays Capital Inc.,
Goldman Sachs & Co., JP Morgan Securities
LLC, BMO Capital Markets, RBC Capital
Markets, Merrill Lynch, Standard Chartered
Bank, Citigroup Global Markets Inc., TD
Securities, Guggenheim Securities, Wells Fargo
Securities
Purchased from:  Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES


Securities Purchased:	 Compass Bank 1.850%
due 9/29/2017
Purchase/Trade Date:	  09/24/2014
Offering Price of Shares: $99.951
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.063
Percentage of Fund's Total Assets: 0.67
Brokers:  Citigroup Global Markets Inc., BBVA
Securities Inc., JP Morgan Securities LLC,
Morgan Stanley & Co. LLC
Purchased from:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Enterprise Products
Operating LLC 2.550% due 10/15/2019
Purchase/Trade Date:	  10/02/2014
Offering Price of Shares: $99.981
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund:
0.016
Percentage of Fund's Total Assets: 0.34
Brokers:  Citigroup Global Markets Inc., Merrill
Lynch, DNB Markets, JP Morgan Securities
LLC, Morgan Stanley & Co. LLC, RBS
Securities Inc., Scotiabank, UBS Investment
Bank, Barclays Capital Inc., Deutsche Bank
Securities, SunTrust Robinson Humphrey, Inc.,
Mizuho Securities USA Inc., Credit Suisse
Securities (USA) LLC, Mitsubishi UFJ
Securities (USA), RBC Capital Markets, U.S.
Bancorp Investments, Inc., Wells Fargo
Securities, BBVA, SMBC Nikko
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Southwest Airlines Co.
2.750% due 11/6/2019
Purchase/Trade Date:	  11/03/2014
Offering Price of Shares: $99.796
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.058
Percentage of Fund's Total Assets: 0.48
Brokers:  JP Morgan Securities LLC, Morgan
Stanley & Co. LLC, Citigroup Global Markets
Inc., BNP Paribas Securities Corp., Comerica
Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Kinder Morgan Inc. /
Delaware 3.050% due 12/1/2019
Purchase/Trade Date:	  11/24/2014
Offering Price of Shares: $99.797
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.013
Percentage of Fund's Total Assets: 0.55
Brokers:  Barclays Capital Inc., Merrill Lynch,
Citigroup Global Markets Inc., Wells Fargo
Securities, Credit Suisse, Duetsche Bank
Securities, J.P. Morgan Securities LLC, MUFG,
RBC Capital Markets, RBS, Scotiabank, CIBC,
Credit Agricole CIB, DNB Markets, Mizuho
Securities USA Inc., Morgan Stanley & Co.
LLC, Societe Generale, SunTrust Robinson
Humphrey, UBS Investment
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Medtronic Inc. 2.500%
due 3/15/2020
Purchase/Trade Date:	  12/1/2014
Offering Price of Shares: $99.899
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.007
Percentage of Fund's Total Assets: 0.48
Brokers:  Merrill Lynch Pierce Fenner & Smith
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Citigroup Global Markets Inc.,
Barclays Capital Inc., UBS Securities LLC,
Morgan Stanley & Co. LLC, RBS Securities
Inc., HSBC Securities (USA) Inc., Mizuho
Securities USA Inc., U.S. Bancorp Investments
Inc., Wells Fargo Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Amazon.com Inc.
2.600% due 12/5/2019
Purchase/Trade Date:	  12/2/2014
Offering Price of Shares: $99.800
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund:
0.015
Percentage of Fund's Total Assets: 0.41
Brokers:  Morgan Stanley & Co. LLC, Merrill
Lynch, Deutsche Bank Securities, HSBC
Securities (USA) Inc., Wells Fargo Securities
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Becton, Dickinson and
Company 2.675% due 12/15/2019
Purchase/Trade Date:	  12/4/2014
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund:
0.008
Percentage of Fund's Total Assets: 0.28
Brokers:  Goldman, Sachs & Co., J.P. Morgan
Securities LLC, BNP Paribas Securities Corp.,
Citigroup Global Markets Inc., Mitsubishi UFJ
Securities (USA), Inc., Morgan Stanley & Co.
LLC, Banca IMI S.p.A., BNY Mellon Capital
Markets, LLC, ING Financial Markets LLC,
Mizuho Securities USA Inc., Standard
Chartered Bank, The Williams Capital Group,
L.P., Wells Fargo Securities, LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.